Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Spyre Therapeutics, Inc. of our report dated February 29, 2024 relating to the financial statements, which appears in Spyre Therapeutics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

Austin, Texas
November 7, 2024